UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

401 Market Street Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 31, 2014, Alteva, Inc. (the “Company”) announced the termination, effective immediately, of the employment of David Cuthbert (its President, Chief Executive Officer, and Principal Executive Officer) and Jay Conn (its Chief Operating Officer). Mr. Cuthbert remains a member of the Board of Directors of the Company (the “Board”).

The Board has instituted a continuity of leadership through the establishment of an Office of the CEO. The Office of the CEO will consist of Brian H. Callahan (the Company’s current Principal Accounting Officer, Executive Vice President, Chief Financial Officer and Treasurer), William K. Birnie (the Company’s Executive Vice President and Chief Marketing Officer) and Mark Marquez (the Company’s Executive Vice President and Chief Technology Officer). The Office of the CEO will report directly to the Board of Directors as an interim measure. The Board has begun the search process to replace Messrs. Cuthbert and Conn and expects to have it completed in the second quarter of 2014.  The Company has issued a press release regarding the organizational restructuring.  A copy of the press release is attached hereto as an exhibit and is incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Alteva, Inc. on March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.

Date:	March 31, 2014	By:	/s/Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief Financial Officer and Treasurer